                                                                   EXHIBIT 10.11

                                PLEDGE AGREEMENT

MONTPELIER REINSURANCE LTD., a company organized under the laws of Bermuda, located at 30 Woodbourne Avenue, Pembroke, Bermuda (hereinafter referred to herein as the "PLEDGOR"), and FLEET NATIONAL BANK, a national banking association duly organized and existing by and under the laws of the United States of America, having an office located at 100 Federal Street, Boston Massachusetts 02110 (hereinafter referred to herein as the "Bank"), hereby agree as follows:

1. DEFINITIONS. The following definitions apply in this Pledge Agreement:

CASH COLLATERAL ACCOUNT: The interest bearing account no. 9429112620, entitled "Fleet National Bank, as collateral pledgee for Montpelier Reinsurance Ltd. - Cash Collateral Account", maintained with the Bank.

CONTROL AGREEMENT: That certain Control Agreement dated as of the date hereof by and among the Pledgor, the Bank and State Street Bank and Trust Company, a Massachusetts trust company (the "CUSTODIAN").

DEPOSIT ACCOUNT: The Pledgor's demand deposit account no. 4760-870-8 maintained with the Custodian and subject to the terms of the Control Agreement.

LETTER OF CREDIT FACILITY: The letter of credit facility established by the Bank in favor of the Pledgor pursuant to one or more applications and agreements for standby letter of credit, each in the form attached hereto as EXHIBIT C (each an "Application" and collectively, the "Applications"), from time to time executed and delivered by the Pledgor to the Bank, pursuant to which the Bank may from time to time issue, amend, extend or renew one or more standby letters of credit on behalf of the Pledgor. The Letter of Credit Facility is a discretionary facility. Nothing contained herein or in the Applications or in any other Transaction Document shall impose any obligation on the part of the Bank to issue letters of credit on behalf of the Pledgor or to renew, amend or otherwise modify any existing letters of credit; and it is hereby expressly acknowledged and agreed by the parties hereto that the issuance and amount of the letters of credit issued under the Letter of Credit Facility shall at all times be in the Bank's sole and absolute discretion.

LIABILITIES: All obligations, indebtedness and liabilities of any type of the Pledgor to the Bank, which arise out of or in connection with or which in any way relate to the Letter of Credit Facility or any letters of credit issued thereunder, whether now existing or hereafter incurred, whether direct, indirect, absolute or contingent, whether otherwise guaranteed or secured, and howsoever evidenced or acquired, including, without limitation, reimbursement obligations in respect of letters of credit, any interest where chargeable, commissions, fees, and other customary Bank charges related to the Letter of Credit Facility and any and all other out-of-pocket expenses or costs incurred by the Bank and its legal counsel in connection with the administration of the Letter of Credit Facility, this Pledge Agreement, the other Transaction Documents, and the other matters contemplated hereby and thereby, and the enforcement of any of its rights with respect thereto.

PLEDGED COLLATERAL: (i) The Securities Account (as defined below) and all property held therein or any replacement or successor account and/or any and all substitutions, additions and accessions thereto, which shall include, but not be limited to, cash, investment property, securities, security entitlements, securities accounts and any and all financial assets credited to and held in the Securities Account or any replacement or successor account, including, without limitation, the property described on EXHIBIT A attached hereto and made a part hereof; (ii) the Deposit Account and all of the Cash Collateral (as defined below) and other property held from time to time held therein; (iii) the Cash Collateral Account and all of the Cash Collateral and other property from time to time held therein, and (iv) to the extent not already included in clauses
(i), (ii) or (iii) above, dividends, distributions, income, interest and all proceeds of the foregoing, including, without limitation, the roll-over or reinvested proceeds of the foregoing, whether now existing or hereafter arising. Any delivery or transfer of any of the Pledged Collateral to the Custodian and credited to the Securities Account or the Deposit Account shall be deemed a delivery or transfer to the Bank.

SECURITIES ACCOUNT: The Pledgor's custodial account fund no. HGL2 maintained with the Custodian.

TRANSACTION DOCUMENTS. This Pledge Agreement, the Control Agreement and any instrument or agreement executed in connection with the Letter of Credit Facility and the Cash Collateral Account.

2. THE CASH COLLATERAL ACCOUNT. The Pledgor or any other person on behalf of the Pledgor, including the Custodian, may from time to time deposit cash sums denominated in U.S. dollars into the Cash Collateral Account. The Pledgor agrees that some or all of the funds from time to time in the Cash Collateral Account may be invested in certificates of deposit issued by the Bank (such certificates of deposit hereinafter referred to, collectively, as "TIME DEPOSITS", and together with the cash held in each of the Deposit Account and the Cash Collateral Account, the "CASH COLLATERAL"). Interest earned on the Cash Collateral held or credited to the Cash Collateral Account, and the principal of the Time Deposits at maturity which is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Pledgor may from time to time request, and the Bank agrees to, effect transfers of cash from the Cash Collateral Account to the Securities Account for the sole purpose of allowing the Pledgor to purchase Qualified Securities to be held in or credited to the Securities Account; provided that (a) any such transfer request shall involve a minimum amount of $500,000 or integral multiples of $100,000 in excess thereof,
(b) after giving effect to such transfer request, the Pledgor remains in compliance with the covenant contained in Section 13 and (c) no Event of Default has occurred and is continuing hereunder.

3. SECURITY INTEREST. For and in consideration of the sum of TEN ($10.00) DOLLARS, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for and in consideration of the Bank's issuance of letters of credit under the Letter of Credit Facility, the Pledgor hereby pledges, hypothecates, and impresses the Pledged Collateral with a lien in favor of the Bank, and grants to the Bank a security interest in the Pledged Collateral, in each case to secure the punctual payment and performance of all the Liabilities. The Pledgor covenants and agrees that (i) with respect to the Pledged Collateral consisting of the Securities Account, the property held therein and any and all proceeds thereof, from and after the issuance of a Notice of Exclusive Control pursuant to the Control Agreement (which Notice shall not be given unless an Event of Default (as defined below) has occurred and is continuing hereunder), the Bank shall have sole and exclusive control over such Pledged Collateral and that it shall take all such steps as may be necessary to cause the Bank to have sole and exclusive control over such Pledged Collateral; (ii) with respect to the Pledged Collateral Consisting of the Deposit Account, the property held therein and any and all proceeds thereof, the Bank has sole and exclusive control over such Pledged Collateral and the Pledgor shall take all such steps as may be necessary to cause the Bank to have sole and exclusive control over such Pledged Collateral; (iii) pursuant to Section 3 of the Control Agreement, the available balance of funds standing to the credit of the Deposit Account in excess of $100,000 shall be transferred by the Custodian from the Deposit Account to the Cash Collateral Account by wire transfer or automatic clearing house electronic transfer (or other means acceptable to the Bank) on a daily basis or as may be directed by the Bank and the Pledgor shall not take any action to terminate or modify such arrangements; (iv) with respect to the Pledged Collateral consisting of the Cash Collateral Account, the Cash Collateral and the other property held therein and any and all proceeds thereof, the Bank shall have sole and exclusive control over such Pledged Collateral and that it shall take all such steps as may be necessary to cause the Bank to have sole and exclusive control over such Pledged Collateral; (v) except as expressly permitted in Section 2 above, it shall have no rights to withdraw or direct the transfer of any or all credit balances at any time in the Cash Collateral Account for so long as any Liabilities remain outstanding under or in respect of the Transaction Documents; (vi) it shall not sell, transfer, assign, or otherwise dispose of any of the Pledged Collateral without the prior written consent of the Bank except in connection with substitutions of Pledged Collateral permitted pursuant to Section 14(b) and provided that, after giving effect to such substitutions, the Pledgor is in compliance with the covenant contained in Section 13; (vii) it shall do or cause to be done all things necessary to preserve and keep in full force and effect the perfected first priority security interest in the Pledged Collateral granted to the Bank hereunder, (viii) it shall not create or permit the existence of liens or security interests in the Pledged Collateral in favor of third parties; (ix) it shall not take any action or omit to take any action that would result in the termination of the Control Agreement without the prior consent of the Bank and it shall otherwise comply in all respects with the provisions of the Control Agreement; and (x) with respect to the Deposit Account and the Securities Account, it shall not give instructions or entitlement orders to the Custodian that would require the Custodian to advance any margin or other credit to or for the benefit of the Pledgor.

The representations, warranties and covenants of the Pledgor set forth in
Section 12(b), (c) and (d) of the Application are incorporated herein by reference and shall be deemed to be made by the Pledgor with respect to each of the Transaction Documents.

4. PLEDGER'S ADDITIONAL OBLIGATIONS. The Pledgor agrees that: (1) any distribution in kind received by the Pledgor from any party for or on account of the Pledged Collateral, including distributions of stock as a dividend or split of any of the Pledged Collateral, shall be promptly delivered to the Bank in the form received with any required endorsement; (2) additional collateral in form and kind satisfactory to the Bank will be deposited by the Pledgor with the Bank in accordance with Section 13 of this Pledge Agreement; (3) any note or other instrument executed and delivered to the Pledgor by any party to evidence any obligation of such party with respect to the Pledged Collateral shall be promptly delivered with any required endorsement to the Bank. All such items shall be held by the Bank in accordance with the terms of this Pledge Agreement.

The Pledgor agrees to pay to the Bank on demand all reasonable out-of-pocket fees, costs and expenses (including reasonable legal fees and expenses) incurred by the Bank in connection with the preparation, execution, administration and enforcement of this Pledge Agreement and the other documents and agreements referred to herein, including, without limitation, overnight courier fees, lien search fees, and filing and recording fees. The Pledgor agrees that the Bank shall be entitled to debit the Securities Account, the Deposit Account, the Cash Collateral Account and/or any other account maintained by the Pledgor with the Bank for the payment of any such fees, costs or expenses.

The Pledgor agrees to execute and deliver to the Bank and/or third parties designated by the Bank such additional documents, notices, requests and other instruments as the Bank deems reasonably necessary or advisable to protect the Banks rights under this Pledge Agreement.

5. CERTAIN RIGHTS AND DUTIES OF BANK. The Pledgor acknowledges that: the Bank has no duty of any type with respect to the Pledged Collateral except for the use of due care in safekeeping any of the Pledged Collateral actually in the physical custody of the Bank; prior to the occurrence of any Event of Default described in the succeeding paragraph the Bank's rights with respect to the Pledged Collateral shall be limited to the Bank's rights as a secured party and pledgee and the right to perfect its security interest, preserve, enforce and protect the lien granted hereunder and its interest in the Pledged Collateral; the Bank may, with the consent of the Pledgor, such consent not to be unreasonably withheld and otherwise not required if an Event of Default shall have occurred and be continuing hereunder, sell, assign or grant participations in any of the Liabilities and may sell, assign or grant participations in any of the Pledged Collateral to the extent of any such sales, assignments or participations in the Liabilities; the Bank's purchaser, assignee or participant shall have the same rights and privileges with respect to such Liabilities and Pledged Collateral as the Pledgor grants to the Bank under this Pledge Agreement. Prior to the occurrence and continuance of any Event of Default described in the succeeding paragraph, the Pledgor shall be entitled to vote any Pledged Collateral constituting securities or capital stock and to give consents, waivers and ratifications in respect thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given by the Pledgor if the effect thereof would impair any of the Pledged Collateral or be inconsistent with or result in any violation of any of the provisions of this Pledge Agreement. All such rights of the Pledgor to vote and give consents, waivers and ratifications with respect to the Pledged Collateral shall cease upon the occurrence and continuance of an Event of Default.

6. EVENTS OF DEFAULT; REMEDIES. Upon the occurrence and continuance of any of the following events of default (each an "Event of Default"): (1) default in the payment of any of the Liabilities consisting of reimbursement obligations in respect of letters of credit issued under the Letter of Credit Facility; (2) default in the payment of any Liabilities (other than those specified in clause
(1)) under any of the Transaction Documents, including, without limitation, default in the payment of fees and interest, which shall continue for more than two (2) business days; (3) default in the performance of any of the agreements or covenants of the Pledgor under the Letter of Credit Facility or the Transaction Documents (other than those specified in clauses (1) and (2)); provided that, any applicable grace or cure periods which are expressly herein provided shall have elapsed; (4) the Control Agreement is terminated by any party thereto and the Pledgor and another securities intermediary satisfactory to the Bank have not, as of the date that is three (3) business days prior to the effective date of such termination, entered into a control agreement in form and substance reasonably satisfactory to the Bank, such that the Bank's first priority lien and security interest in the Pledged Collateral is preserved unimpaired; (5) the Bank's security interest in the Pledged Collateral shall cease to be a first priority perfected security interest, otherwise than in accordance with the terms hereof or with the express prior written agreement, consent or approval of the Bank; or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind the Letter of Credit Facility or any Transaction Document shall be commenced by or on behalf of the Pledgor or any of its shareholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, the Letter of Credit Facility or any one or more of the Transaction Documents is illegal, invalid or unenforceable in accordance with the terms thereof; (6) the Pledgor shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days; (7) the Pledgor generally discontinues its business operations or sells or otherwise disposes of all or substantially all of its assets; (8) the Pledgor admits in writing that it is generally unable to pay debts as they mature or become due; (9) the Pledgor makes a general assignment for the benefit of creditors; (10) the commencement of a proceeding by or against the Pledgor under the federal bankruptcy code or the equivalent under Bermuda law, or any other federal, state or Bermuda laws seeking to adjudicate the Pledgor a bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of the Pledgor or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, debtor in possession, examiner or other similar official for the Pledgor, the Pledged Collateral or any substantial part of the Pledgor's property, with or without consent, for any purpose whatsoever and, in the case of any such proceeding instituted against the Pledgor (but not instituted by it), either such proceeding shall remain unstayed and undismissed for a period of (i) sixty (60) days, if such proceeding is commenced with a Bermuda court, or (ii) forty-five (45) days, if such proceeding is commenced in any other court; or any of the following actions sought in such proceeding shall occur: the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, the Pledgor, the Pledged Collateral or for any substantial part of its property; (11) any of the Pledged Collateral or a substantial part of the Pledgor's property is taken by attachment, execution or any other form of legal process; (12) the assertion of any levy, seizure or attachment on the Pledged Collateral, or the taking of any action by a regulatory authority to obtain control of the Pledgor, a substantial part of its assets, or any part of the Pledged Collateral; or (13) the non-bankruptcy related dissolution, liquidation, winding-up or termination of the legal existence of the Pledgor by passage of a resolution by the shareholders of the Pledgor;

then the Bank, with or without prior notice to the Pledgor, and without demand for additional collateral, may (a) transfer, or cause the Custodian to transfer any or all of the Pledged Collateral and/or the Securities Account, the Deposit Account and/or the Cash Collateral Account into the name of the Bank or its nominee (including, without limitation, having the Pledged Collateral debited from the Securities Account, the Deposit Account and/or the Cash Collateral Account and credited to an account designated by the Bank) and vote any Pledged Collateral constituting securities or closely held capital stock; (b) sell at public or private sale any or all of the Pledged Collateral, which the Bank may purchase free from any right of redemption; (c) apply to, or set off against, the Liabilities of the Pledgor all or any portion of the Pledged Collateral, securities or other property of the Pledgor in the possession of the Bank and, to the extent that the amount of such Liabilities in default exceeds the balance of cash held in the Cash Collateral Account, the Bank may redeem any Time Deposits issued by the Bank for application to such Liabilities, with any withdrawal penalties on any Time Deposits being considered a collection expense to be added to such Liabilities; or (d) at its discretion in its own name or in the name of the Pledgor take any action for the collection of the Pledged Collateral, including the filing of a proof of claim in insolvency proceedings, and may receive the proceeds thereof and execute releases therefor. After deducting its expenses, including reasonable out-of-pocket attorney's fees, incurred in the sale or collection of the Pledged Collateral, the Bank shall apply the proceeds to the Liabilities and shall account to the Pledgor for any surplus. The Pledgor agrees that the Bank has no obligation to sell or otherwise liquidate the Pledged Collateral in any particular order or to apply the proceeds thereof to any particular portion of the Liabilities. The Pledgor further agrees that after the occurrence and during the continuance of an Event of Default, the Bank shall have no obligation to vote any Pledged Collateral constituting securities or closely held capital stock, but shall have the right to do so in its sole discretion.

In connection with any secured party's sale, the Bank is authorized, if it deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment, and not with a view to the distribution or re-sale thereof. Sales made subject to such restriction shall be deemed to have been made in a commercially reasonable manner.

7. POWER OF ATTORNEY, ETC. The Pledgor hereby irrevocably constitutes and appoints the Bank the true and lawful attorney-in-fact for and on behalf of the Pledgor with full power of substitution and revocation in its own name or in the name of the Pledgor to make, execute, deliver and record, as the case may be, any and all financing statements, continuation statements, notices of exclusive control, assignments, proofs of claim, powers of attorney, leases, discharges or other instruments or agreements which the Bank in its sole discretion may deem necessary or advisable to perfect, preserve, or protect (and, after the occurrence and during the continuance of an Event of Default, to enforce) the lien granted hereunder and the Bank's interest in the Pledged Collateral and to carry out the purposes of this Pledge Agreement, including but without limiting the generality of the foregoing, any and all proofs of claim in bankruptcy or other insolvency proceedings of the Pledgor, with the right, upon the occurrence and during the continuance of an Event of Default, to collect and apply to the Liabilities all distributions and dividends made on account of the Pledged Collateral. The rights and powers conferred on the Bank by the Pledgor are expressly declared to be coupled with an interest and shall be irrevocable until all the Liabilities are paid and performed in full. A carbon, photographic, or other reproduction of a security agreement (including this Pledge Agreement) or a financing statement is sufficient as a financing statement to the extent permitted by applicable law.

8. MISCELLANEOUS. This Pledge Agreement and the Pledged Collateral shall not be in any way affected by the extension of time or renewal of any of the Liabilities, the modification in any manner or the taking or release in whole or in part of any security therefor or the obligations of the Pledgor or any endorsers, sureties, guarantors or other parties or the granting of any other indulgences to the Pledgor. No termination of this Pledge Agreement shall be effective until the Liabilities of the Pledgor secured by this Pledge Agreement have been satisfied in full.

9. NOTICES. Except as otherwise specifically provided for herein, any notice, demand or communication hereunder shall be given in writing (including facsimile transmission or telex) and mailed or delivered by hand or overnight courier to the parties at their respective addresses set forth below, or, as to each party, at such other address as shall be designated by such party by a prior notice to the other party in accordance with the terms of this provision.

Any notice to the Bank shall be sent as follows:

FLEET NATIONAL BANK
MAIL STOP: MA DE 10010H
100 FEDERAL STREET
BOSTON, MASSACHUSETTS 02110
ATTENTION: ESTEBAN KOOSAU
FAX: (617) 434-1096


with a copy to:

BINGHAM DANA LLP
150 FEDERAL STREET
BOSTON, MASSACHUSETTS 02110
ATTENTION: JONATHAN K. BERNSTEIN
FAX: (617) 951-8736

Any notice to the Pledgor shall be sent as follows:

MONTPELIER REINSURANCE LTD.
30 WOODBOURNE AVENUE
PEMBROKE, BERMUDA
ATTN: THE CHAIRMAN
FAX:

All notices hereunder shall be effective (i) five (5) business days after such notice is mailed, by registered or certified mail, postage prepaid (return receipt requested), (ii) upon delivery by hand, (iii) upon delivery if delivered by overnight courier (such delivery to be evidenced by the courier's records), and (iv) in the case of any notice or communication by facsimile transmission, on the date when sent.

10. CONSTRUCTION. The term "Pledgor" and all pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter or singular or plural as the context may require.

11. SUCCESSORS AND ASSIGNS. This Pledge Agreement shall inure to the benefit of the Bank and its successors and assigns and shall bind the Pledgor and the successors, representatives, legal representatives and/or heirs and assigns of the Pledgor.

12. CHOICE OF LAW/BINDING EFFECT. This Pledge Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York, excluding the laws applicable to conflicts or choice of law (other than Section 5-1401 of the New York General Obligations Law). Regardless of any provision in any other agreement, for purposes of Article 9 of the uniform commercial code as in effect in the State of New York, New York shall be deemed to be the Bank's jurisdiction.

13. COLLATERAL COVERAGE COVENANT. The Pledgor hereby covenants and agrees that the Collateral Coverage Amount (as hereinafter defined) must at all times be equal to or greater than the aggregate undrawn face amount of all issued and outstanding letters of credit under the Letter of Credit Facility. As used herein, the "COLLATERAL COVERAGE AMOUNT" means the sum of (a) the fair market value (as calculated by the Bank in its reasonable discretion) of the Pledged Collateral consisting of Cash Collateral divided by 1.02 plus (b) the fair market value (as calculated by the Bank by reference to Bloomberg or, if Bloomberg is not available, another quotation service reasonably acceptable to the Bank) of the Pledged Collateral consisting of Qualified Securities (as defined in Section 14) divided by 1.10. If at any time the Collateral Coverage Amount is less than the aggregate undrawn face amount of all issued and outstanding letters of credit under the Letter of Credit Facility, then the Pledgor shall promptly provide to the Bank and pledge hereunder such additional Cash Collateral or Qualified Securities as may be necessary to satisfy the foregoing collateral coverage requirement. Failure to do so within two (2) business days shall constitute an immediate and automatic Event of Default under the terms and conditions of this Pledge Agreement. The

Pledgor shall, no later than the tenth business day of each month, provide the Bank with a certificate substantially in the form of EXHIBIT B attached hereto, signed by an officer of the Pledgor certifying compliance with the foregoing collateral coverage requirement and demonstrating, in detail satisfactory to the Bank, the fair market value (as valued by Bloomberg or, if Bloomberg is not available, another quotation service reasonably acceptable to the Bank) of the Qualified Securities (as defined in Section 14) and the fair market value of Cash Collateral as of the last business day of the immediately preceding month.

14. RELEASE OF COLLATERAL. (a) In the event that the Collateral Coverage Amount exceeds the aggregate face amount of all issued and outstanding letters of credit under the Letter of Credit Facility, (such excess being referred to herein as the "RELEASE AMOUNT") then, so long as no Event of Default has occurred and is continuing, the Bank shall, at the request and expense of the Pledgor, release such portions of the Pledged Collateral designated by the Pledgor with a fair market value equal to the Release Amount (or such smaller amount as may be requested by the Pledgor); provided that in no event shall the Bank be required to release any Pledged Collateral after the occurrence and during the continuance of an Event of Default or in an aggregate amount that is less than five hundred thousand dollars ($500,000). In connection with any such partial release of the Pledged Collateral, the Bank shall give such consents as may be necessary to permit the Custodian to allow the Pledgor to withdraw the Release Amount from the Securities Account and/or the Deposit Account, as the case may be. The Pledgor agrees to reimburse the Bank on demand for any and all out-of-pocket costs and expenses incurred by the Bank in connection with any such partial release of the Pledged Collateral.

(b) So long as the Collateral Coverage Amount exceeds the aggregate undrawn face amount of all issued and outstanding letters of credit under the Letter of Credit Facility and so long as no Event of Default has occurred and is continuing, the Pledgor may make substitutions of equal or greater value for the Pledged Collateral; provided that such Pledged Collateral shall at all times consist of cash or obligations of the United States Treasury and issues of United States agencies guaranteed by the United States that mature within five
(5) years of the date of purchase and are quoted daily by Bloomberg or, if Bloomberg is not available, another quotation service reasonably acceptable to the Bank ("QUALIFIED SECURITIES"). In the event that any amounts are paid or due to be paid in respect of the Pledged Collateral (whether at scheduled maturity or otherwise), the Pledgor may give instructions to roll-over or reinvest such amounts in Qualified Securities, all of which shall remain Pledged Collateral hereunder.

(c) In the event that (i) any and all letters of credit issued under the Letter of Credit Facility are fully drawn or expire or are returned to the Bank for cancellation, and (ii) all reimbursement obligations with respect to any drawings under the Letter of Credit Facility have been fully satisfied pursuant to the provisions of the Initial Application, and (iii) no other Liabilities, whether contingent or otherwise, are then outstanding, the Bank agrees that (A) it shall, after request by Pledger and at Pledger's sole cost and expense, release the Pledged Collateral from the security interest and lien created by this Pledge Agreement and shall execute such instruments of release and discharge as may be reasonably requested by the Pledgor and (B) the Pledgor may thereafter withdraw from the Cash Collateral Account any amounts constituting the balance in the Cash Collateral Account and the Pledger shall be entitled to the return of any Time Deposits.

15. AUTHORIZATION TO FILE FINANCING STATEMENT. The Bank is hereby authorized to file in any Uniform Commercial Code filing office a financing statement naming the Pledgor as the debtor and indicating the collateral as the Pledged Collateral, including, the Securities Account and the Deposit Account and all property held therein, the Cash Collateral Account and all sums from time to time maintained therein, together with the Time Deposits, if any, and any and all proceeds of any thereof, whether now or hereafter existing or arising. The Bank may indicate some or all of the collateral on the financing statement, whether generally or specifically.

This Pledge Agreement has been executed by the Pledgor and the Bank as of the 26 day of February, 2002.

PLEDGOR:                                     BANK:

MONTPELIER REINSURANCE LTD.                  FLEET NATIONAL BANK


BY: /s/ ANTHONY TAYLOR                       BY: /s/ DAVID A. BOSSELAIT
   --------------------------------          -------------------------------
NAME:  ANTHONY TAYLOR                        NAME: DAVID A. BOSSELAIT
TITLE: PRESIDENT & CHIEF                     TITLE: DIRECTOR
       EXECUTIVE OFFICER

                                   EXHIBIT A

                  (Partial Description of Pledged Collateral)


            Securities (U.S. Government & Federal Agency Securities)



DESCRIPTION                   PAR                           ISSUE          INTEREST       MATURITY
                              VALUE       CUSIP NO.         DATE           RATE           DATE



                                          None




THE COLLATERAL PLEDGED HEREIN SHALL BE HELD IN AND SHALL INCLUDE THE SECURITIES ACCOUNT.

THE FOREGOING IS NOT A COMPLETE LIST OF ALL OF THE PLEDGED COLLATERAL.


PLEDGOR'S INITIALS:

A.T.
--------------------
(Pledgor's Initials)

DATE: Feb 26, 2002
     ---------------

                                   EXHIBIT B

                         Form of Compliance Certificate


                               ____________, 200_


Fleet National Bank
MA DE 10010H
100 Federal Street
Boston, Massachusetts 02110

Attention: Esteban Koosau


     RE: MONTPELIER REINSURANCE LTD.

Dear Mr. Koosau:

     Reference is made to the Pledge Agreement, dated as of February __, 2002 (the "PLEDGE AGREEMENT"), by and among Montpelier Reinsurance Ltd., a company organized under the laws of Bermuda (the "PLEDGOR"), and Fleet National Bank, a national banking association duly organized and existing by and under the laws of the United States of America, having an office located at 100 Federal Street, Boston Massachusetts 02110 (the "BANK"). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Pledge Agreement.

     Pursuant to Section 13 of the Pledge Agreement, the undersigned officer of the Pledgor hereby certifies to you as follows: (a) the information furnished in the calculations attached hereto was true and correct as of the last day of the month ended immediately preceding the date of this certificate and (b) as of the date of this certificate, there exists no Event of Default under any of the Transaction Documents.

     IN WITNESS WHEREOF, the undersigned officer has executed this Compliance Certificate as of the date first written above.




                               MONTPELIER REINSURANCE LTD.



                               By: -----------------------
                               Name:
                               Title:

                        COMPLIANCE CERTIFICATE WORKSHEET

                                      for

                          MONTPELIER REINSURANCE LTD.

                            ______________ __, 200_


A.  Fair market value of Qualified Securities held in the
    Securities Account (as valued by Bloomberg):               $_______________

B.  Result from Item A divided by 1.10 equals:                 $_______________

C.  Cash balance in State Street Deposit Account               $_______________

D.  Cash balance in Fleet Cash Collateral Account              $_______________

E.  Fair market value of Time Deposits (as calculated by
    Fleet)                                                     $_______________

F.  Sum of Item C plus Item D plus Item E equals:              $_______________

G.  Result from Item F divided by 1.02 equals:                 $_______________

H.  Sum of Item B plus Item G equals Collateral Coverage
    Amount:                                                    $_______________

I.  Aggregate undrawn face amount of all issued and
    outstanding letters of credit:                             $_______________

                 ITEM H MUST BE EQUAL TO OR GREATER THAN ITEM I

                             Compliance     yes/no


________________
Values and balances are to be determined as at the last business day of the month ended immediately prior to the date of this worksheet.

                                   EXHIBIT C

         Form of Application and Agreement for Standby Letter of Credit

                     AGREEMENT FOR STANDBY LETTER OF CREDIT

         For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Bank and the Customer agree as follows:

         1. Each reference hereinafter contained to: (a) "Bank", "Bank's Address", "Customer", "Customer's Address", and "Expiry Date" shall be deemed to refer to the defined terms on Page 1 of this Agreement; (b) "Agreement" shall be deemed to refer to this Application and Agreement for Standby Letter of Credit, including without limitation the application portion on Page 1 hereof; (c) "Business Day" shall be deemed to refer to any day on which commercial banks located in the state of the Bank's Address are not required or authorized to remain closed and which is not a Saturday. Sunday or legal holiday; (d) "Credit" shall be deemed to refer to the letter of credit to be issued by the Bank substantially in the form set forth in the application portion of this Agreement, all amendments thereto, and any substitutions or replacements thereof;(e) "Events of Default" shall be deemed to refer to one or more of the events of default or defaults specified in Paragraph 6 of this Agreement; (f) "Prime Rate" shall be deemed to refer to the rate of interest designated by the Bank from time to time as being its prime rate of interest.

      2. As to instruments payable in U.S. Dollars, the Customer will: (a) pay the Bank in U. S. Dollars the amount paid on any sight draft on demand or, at the Bank's option, pay the Bank in advance the amount required to pay such draft; and (b) pay the Bank in U. S. Dollars the amount of each acceptance on demand, but in any event not later than one Business Day prior to maturity.

      3. As to instruments payable in a foreign currency, the Customer will: (a) pay the Bank in U.S. Dollars, the equivalent of the amount paid on any sight draft, immediately upon such payment being made, at the Bank's then selling rate for cable transfers to the place of payment in the currency in which the draft is drawn; and (b) in the case of each acceptance pay the Bank in U.S. Dollars, on demand, but in any event in time to reach the place of payment by mail not later than one Business Day prior to maturity, the equivalent thereof at the Bank's then selling rate for the currency in which the acceptance is payable, or at the Bank's option pay the Bank on demand the equivalent of the acceptance in U.S. Dollars at the Bank's then selling rate for cable transfers to the place of payment in such currency. If for any reason there should exist at the time in question no rate of exchange generally current in the state of the Bank's Address for effective cable transfers of the sort provided for, the Customer will pay the Bank on demand an amount in U.S. Dollars equivalent to the actual cost to the Bank of settlement of the Bank's obligations to the payor of the draft or acceptance or any holder thereof, as the case may be, however and whenever such settlement is made by the Bank.

      4. The Customer will pay the Bank on demand a commission at such rate as the Bank may determine, plus interest where chargeable, and all fees, charges and expenses, including reasonable counsel fees, incurred or paid by the Bank in protecting or enforcing its rights under this Agreement, or in connection with the Credit issued pursuant hereto and any confirmation thereof, or arising or caused in any manner whatsoever in connection therewith, including without limitation reasonable counsel fees and expenses incurred in connection with the defense of all actions seeking to restrain or enjoin payment of the Credit or any draft accepted under the Credit or attachment or garnishment proceedings involving any of the proceeds of the Credit or any such draft. In addition to commissions, fees, charges, expenses and amounts otherwise payable with respect to the issuance of the Credit, the Customer shall pay to the Bank on demand such amounts as the Bank in its sole discretion determines are necessary to compensate the Bank for any costs attributable to the Bank's issuing or having outstanding or making payment under the Credit resulting from the application of any domestic or foreign law or regulation or the interpretation or administration thereof applicable to the Bank regarding any reserve, assessment, capitalization (including the cost of maintaining capital sufficient to permit issuance of the Credit, provided the cost attributed to the Credit is determined in good faith by any reasonable method) or similar requirement whether existing at the time of issuance of the Credit or adopted thereafter. All amounts not paid when due in accordance with this Agreement (including without limitation those set forth in paragraph 2.3 and 4 hereof) shall bear interest until paid in full at a rate per annum equal to six percent (6%) above the Prime Rate, not to exceed the maximum rate of interest permitted by applicable law. Each change in such interest rate shall take effect simultaneously with the corresponding change in the Prime Rate. The Bank is hereby irrevocably authorized to charge any one or more of the Customer's accounts with the Bank for payment in full or in part of any of the Customer's obligations to the Bank under this Agreement. At the option of the Bank, if there is a separate revolving line of credit, line of credit, or other credit facility existing between the Bank and the Customer, the Bank is irrevocably authorized to satisfy the Customer's reimbursement obligation to the Bank, in whole or in part, by making an advance under such facility.

      5. The users of the Credit shall be deemed the Customer's agents, and the Customer assumes all risks of their acts or omissions. The Customer's obligation to pay the Bank for all amounts due under this Agreement is absolute and unconditional. Such obligation of the Customer shall not be affected by, and the Bank shall not be responsible for, the validity, sufficiency, correctness or genuineness of documents, even if such documents should in fact prove to be in any or all respects incorrect, defective, invalid, insufficient, fraudulent or forged, any breach of contract or disputes between any beneficiary of the Credit and the Customer; the existence of any claim, setoff, defense or other right which the Customer may have at any time against the beneficiary or any other person or entity, whether in connection with this Agreement, the transaction contemplated herein or any unrelated transaction; the failure of any draft or certificate to bear reference or adequate reference to the Credit; errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, telex, telecopy, or otherwise; the exchange, release or non-perfection of any collateral or the release of any guarantor; or any consequences arising from causes beyond the Bank's control; and none of the above shall affect, impair or prevent the fixing of any of the Bank's rights or powers hereunder. Any provision with respect to any of the foregoing matters which is contained in the Credit itself may be waived by the Bank. The Customer will hold the Bank harmless from all loss or damage in respect of any of the foregoing matters, and from any and all damage and loss whatsoever suffered by the Bank by reason of any and all action taken by the Bank in good faith.

         6. The Customer will deliver to the Bank on demand such additional security (including cash) as the Bank may from time to time require, to be held as general collateral for all the Customer's liabilities to the Bank hereunder and for all other liabilities, absolute or contingent due or to become due, which may be at any time owing to Bank by the Customer. All property belonging to the Customer, including any collection items, now or hereafter handed to the Bank or for any purpose left in the Bank's possession by the Customer or for the Customer's account, or in transit to or from the Bank, by mail or carriers, and all balances of any deposit accounts the Customer may have with the Bank, are hereby made security, and the Bank is hereby granted a security interest therein, for all such liabilities and may be held or disposed of as the Bank may see fit, and applied toward any payment of any and all such liabilities, all of which shall become immediately due and payable upon an Event of Default. Each of the following events or actions by or affecting the Customer shall constitute an Event of Default; default in the performance of any undertaking to the Bank under this Agreement, any trust receipt, or under any other obligation to the Bank or agreement with the Bank; insolvency, or the filing by or against the Customer of any petition under the Bankruptcy Code or any similar Federal or state statute; the filing by or against the Customer of a petition for the appointment of a receiver; the making of an assignment for the benefit of creditors; the Customer's death, failure in business, dissolution, suspension or termination of existence; any seizure, vesting or intervention by or under authority of a government, by which the Customer's management is displaced or its authority in the conduct of its business is curtailed; or the attachment or distraint of any of the Customer's funds or other property which may be in, or come into, the Bank's possession or under the Bank's control, or that of any third party acting for the Bank, or of the same becoming subject at any time to any mandatory order of court or other legal process. The Bank may at any time transfer into the Bank's or its nominee's name all or any part of such security, before or after maturity of any of the Customer's obligations and without any notice to the Customer or any other person. Whenever the Bank deems it necessary for the Bank's or the customer's protection, or after an Event of Default specified herein, or other default, the Bank shall have the right to accelerate and make immediately due and payable all of the Customer's obligations to the Bank under the Credit and this Agreement and under any other document or agreement (including without limitation the obligations evidenced by the outstanding (but undrawn upon Credit and/or by, acceptances which have not matured). The Bank shall have, in addition to all other rights and remedies under applicable law, the rights and remedies of a secured party under the Uniform Commercial Code, and the Bank may, without regard to such maturity, realize upon (by sale, assignment, setoff, application or otherwise) all or any part of such security, in each case without advertisement, notice to, tender, demand or call of any kind up on the Customer or any other person, except that, unless such security is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank shall give the Customer three Business Days' prior written notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. Any such sale or assignment may be public, private or upon any broker's board or exchange, for cash, on credit or for future delivery, and at such price and upon such terms and conditions, as the Bank deems appropriate. For this purpose, the Bank may, so far as the Customer can give authority therefor, enter upon any premises on which such security or any proceeds thereof may be situated and remove the same therefrom, or require that such security or proceeds be made available to the Bank at a place or places reasonably convenient to both the Bank and the Customer. The Bank may acquire all or any part of such security and any purchaser shall hold same free from any equity of redemption or other claim or right on the Customer's part, which are hereby specifically waived and released. The Bank may discount, settle, compromise, or extend any obligations constituting such security, and sue thereon in the Bank's or the Customer's name. However, the Bank shall not be liable for failure to collect or demand payment of, or protest or give notice of non-payment of, any obligation included in such security or part thereof, or for any delay in so doing, nor shall the Bank be under any obligation to take any action whatever in respect to such security or any part thereof. No advertising, notice, tender, demand, or call at any time given or made shall be a waiver of the Bank's right to proceed in the same or other instances without any further action.

         7. The receipt by the Bank at any time of other collateral shall not be deemed a waiver of any of the Bank's rights or powers relating to any collateral which the Bank may hold at the time of such receipt.

         8. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other further exercise thereof or the exercise of any right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. No amendment or waiver of any provision of this Agreement nor consent to any departure by the parties hereto shall in any event be effective unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9. This Agreement shall continue in force not withstanding any change in the composition of firm or Firms parties hereto, or drawers of drafts hereunder, or in the incorporation of any such firm.

         1O. The Customer authorizes the Bank, without reference to or approval by the Customer, to set forth the terms of this Agreement in the Credit in such language as the Bank may deem appropriate with such variations from such terms as the Bank may in its discretion determine (which determination shall be conclusive and binding upon the Customer) are necessary and are not materially inconsistent with this Agreement.

         11. All rights under the Credit and this Agreement (whether or not the Credit is documentary or non-documentary in nature) shall be determined by the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce in effect (International Chamber of Commerce Publication No. 500 or the most recent revision or successor thereto which shall be in effect from time to time), the terms of which are known to the Customer and which are incorporated by reference herein, and all rights under the Credit and this Agreement, to the extent not inconsistent with said Uniform Customs and Practices, shall be construed in accordance with the local laws of the State of the Bank's Address.

         12. The Customer represents, warrants and covenants to the Bank that
(a) if a partnership or a corporation, it is duly organized, validly existing and in good standing; (b) it has the power to execute, deliver and perform this Agreement; (c) the execution, delivery and performance of this Agreement have been duly authorized by all requisite action; (d) the execution, delivery and performance of this Agreement and the issuance of the Credit will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-Laws of a corporate Customer or the Partnership Agreement of a partnership Customer, or any indenture, agreement or other instrument to which it is a party, or by which it is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature what so ever upon any of the property or assets of the Customer (other than in favor of the Bank) or the acceleration of any of the Customer's outstanding indebtedness; (e) the Customer has heretofore furnished to the Bank accurate and complete financial data and other information based on its operations in previous years, and said financial data furnished to the Bank is accurate and complete and fairly presents the financial position and the results of operations for the periods indicated therein; (f) there has been no material adverse change in the condition, financial or otherwise, of the Customer since the date of the most recent financial statement; and (g) the Customer shall furnish to the Bank periodically such financial statements, balance sheets and profit and loss statements, together with supporting schedules, tax returns. and such other information regarding the operations, assets, business, affairs and financial condition of the Customer, as the Bank shall from time to time request.

         13. If this Agreement is signed by two or more Customers, it shall be the joint and several agreement and obligation of such Customers.

         14. The Customer agrees that in the event of any extension of the maturity or time for presentation of drafts, acceptances or documents, or any other amendments or modification of the terms of the Credit, at the request of any single Customer, with or without notification to the others, or in the event of any increase in the amount of the Credit at any single Customer's request, with or without notification to the others, this amount shall be binding upon the Customer with regard to the Credit so increased or otherwise amended or modified, to drafts, documents and property covered thereby, and to any action taken by the Bank or any of its correspondents in accordance with such extension, increase or other modification.

         15. The Bank is authorized to interpret the Credit in accordance with rules, regulations, and customs prevailing at the place and time during which the credit is available or the drafts are drawn or negotiated.

         16. The Bank is authorized to pay conforming drawings submitted by an administrator, trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative of the party who is authorized to draw.

         17. The available amount of the Credit shall be reduced by the amount of any conforming drawing made thereunder.

         18. All notices and other communications provided for hereunder shall be in writing and shall be personally delivered or sent by certified first class mail, return receipt requested, or by telex or telecopy. Unless otherwise specified in this Agreement, all such notices and other communications to the Bank shall be mailed, telexed, telecopied or delivered to it, addressed to the Bank, c/o Fleet/Norstar Trade Services Operations, Dept. MA ML SFTINT, P.0. Box 2197, Boston, Massachusetts 02106-2197 (Telex No. 210721; Telecopy No. (617) 241-1993), and all such notices and other communications to the Customer shall be mailed, telexed, telecopied or delivered to the Customer, at the Customer's Address. The Bank and the Customer reserve the right to change such address, telex number and/or telecopy number in a written notice to the other party. All such notices and other communications shall, when mailed certified or registered mail, be effective three days after the date of deposit in the mails, addressed as aforesaid; when personally delivered, when received at the address as aforesaid; and, when sent by telex or telecopy, when received at the then current telex or telecopy number.

         19. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         20. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but both or all of which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties, hereto shall be delivered to the Bank.

         21. The Customer hereby expressly submits to the non-exclusive jurisdiction of all federal and state courts sitting in the state of the Bank's Address, and agrees that any process or notice of motion or other application to any of said courts or a judge thereof may be served upon the Customer within or without such court's jurisdiction by registered or certified mail, return receipt requested, or by personal service, at the Customer's Address (or at such other address as the Customer shall specify by a prior notice in writing to the
Bank), provided reasonable time for appearance is allowed. The Customer hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue to any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state courts sitting in the Bank's location and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, the Bank may sue the Customer in any jurisdiction where the Customer or any of its assets may be found and may serve legal process upon the Customer in any other manner permitted by law.

         22. The Customer hereby waives any rights it may have to a trial by jury of any dispute arising under or relating to this Agreement or the Credit, and agrees that any such dispute shall be tried before a judge sitting without a jury.

         23. The Bank reserves the right to sell or assign all or any portion of the Bank's right, title and interest in and to the Agreement and all related documents, and to participate all or any portion of the aforesaid. In connection therewith, the Customer authorizes the Bank to deliver to any such purchaser or participant and any prospective purchaser or participant the originals and/or copies of the Agreement, financial statements relative to the Customer and any guarantors, and any and all other credit or other information from time to time in the Bank's possession.

         24. The issuance of the Credit by the Bank constitutes the Bank's adoption, authentication, signature, and agreement to be bound by the terms and provisions of this Agreement.

         25. This Agreement shall be binding upon the Customer's respective executors, administrators, successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.

                                      Rider

                                       to

                               Fleet National Bank

             Application and Agreement for Standby Letter of Credit

                            Dated: _________ __, 2002

                    Executed By: Montpelier Reinsurance Ltd.

         Reference is made to that certain Application and Agreement for Standby Letter of Credit, dated as of _________ __, 2002, between Fleet National Bank and Montpelier Reinsurance Ltd. (the "Agreement"). All references in the Agreement to the "Rider" are references to this Rider. The provisions contained in the Agreement are incorporated herein by reference as if fully set out herein; and all references to the Agreement shall be deemed to include this Rider. To the extent that any provision of this Rider is inconsistent with any provision of the Agreement, the terms of this Rider shall, to the extent of any such inconsistency, govern. The Agreement and this Rider shall be read together and construed as one instrument. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

         1. No Commitment. The Credit issued pursuant to this Agreement is discretionary. Nothing contained in this Agreement or in any other document or instrument executed in connection herewith shall impose any obligation on the part of the Bank to issue the Credit or to renew, amend or otherwise modify any existing Credit; and it is hereby expressly acknowledged and agreed by the Customer that the issuance and amount of the Credit issued pursuant to this Agreement shall at all times be in the Bank's sole and absolute discretion.

         2. Provisions Supplemental; Relation to Other Documents. The Customer has entered into (i) a Pledge Agreement, dated as of February 26, 2002 (the "Pledge Agreement") between the Customer and the Bank, pursuant to which the Customer has granted a security interest to the Bank in the Pledged Collateral (as such term is defined in the Pledge Agreement), and (ii) a Control Agreement, dated as of February 26, 2002 (the "Control Agreement") by and among the Customer, the Bank and State Street Bank and Trust Company (the "Custodian"), pursuant to which the Bank has obtained control over the Securities Account (as such term is defined in the Pledge Agreement) maintained with the Custodian. The provisions of the Pledge Agreement and the Control Agreement are supplemental to the provisions of this Agreement. In the event that any provision of the Pledge Agreement or the Control Agreement is inconsistent with any provision of this Agreement, then the provision of the Pledge Agreement or the Control Agreement, as the case may be, shall, to the extent of any such inconsistency, govern.

         3. Fees. The Customer shall pay to the Bank a fee ("Letter of Credit Fees") equal to 0.28% per annum of the undrawn face amount of each outstanding letter of credit issued pursuant to this Agreement. Letter of Credit Fees shall be payable quarterly in arrears on the first Business Day of each fiscal quarter of the Customer for the immediately preceding fiscal quarter, commencing on the first such date following the date of this Agreement. Letter of Credit Fees shall be calculated by the Bank and shall, absent manifest error, be conclusive. The Bank reserves the right in its sole discretion from time to time to change the per annum rate at which Letter of Credit Fees are calculated; provided that the Bank shall notify the Customer of any such rate change, which shall take effect with respect to letters of credit issued, renewed or otherwise extended on or after the date such notice is given and which shall not otherwise apply to any outstanding Letters of Credit. For greater certainty, the commission referred to in Paragraph 4 of the Agreement shall be deemed to refer to Letter of Credit Fees, which the Customer acknowledges and agrees are obligations in addition to its obligation to pay the customary fees and other charges and expenses referred to in such Paragraph 4.

         4. Events of Default. Paragraph 6 of the Agreement is hereby deleted in its entirety and replaced with Section 6 of the Pledge Agreement, which is incorporated herein by reference.

         5. Reimbursement Obligations.

         (a) In addition to the obligations of the Customer set forth in Paragraphs 2 and 3 of the Agreement, the Customer hereby agrees to reimburse or pay to the Bank with respect to the Credit issued, extended or renewed by the Bank hereunder, on each date that any draft presented under such Credit is honored by the Bank, or the Bank otherwise makes a payment with respect thereto, the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Bank in connection with any payment made by the Bank under, or with respect to, such Credit.

         (b) Each such payment shall be made to the Bank at the Bank's Address in immediately available funds. Interest on any and all amounts remaining unpaid by the Customer under this Paragraph 5 at any time from the date such amounts become due and payable (whether as stated in this Paragraph 5, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Bank on demand at the rate specified in this Agreement for overdue amounts.

         (c) The Customer's obligations under this Paragraph 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Customer may have or have had against the Bank or any beneficiary of the Credit. The Customer further agrees with the Bank that the Bank shall not be responsible for, and the Customer's reimbursement obligations under this Agreement shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Customer, the beneficiary of the Credit or any financing institution or other party to which the Credit may be transferred or any claims or defenses whatsoever of the Customer against the beneficiary of the Credit or any such transferee. The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with the Credit. The Customer agrees that any action taken or omitted by the Bank under or in connection with the Credit and the related drafts and documents, if done in good faith, shall be binding upon the Customer and shall not result in any liability on the part of the Bank to the Customer.

         6. Reliance by Bank. The Bank shall be entitled to rely, and shall be fully protected in relying upon, the Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Bank. The Bank shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of such persons as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Customer and/or any assignee(s) of, or participant(s) in, the Credit against any and all liability and expense which may be incurred by the Bank by reason of taking or continuing to take any such action. The Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of an assignee(s) of, or participant(s) in, the Credit, and such request and any action taken or failure to act pursuant thereto shall be binding upon such assignee or such participant and all future holders of the Credit or of a participation therein.

         7. No Offset; etc. All payments by the Customer hereunder and under any of the other Transaction Documents (as such term is defined in the Pledge Agreement) shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Customer is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Customer with respect to any amount payable by it hereunder or under any of the other Transaction Documents, the Customer will pay to the Bank, on the date on which such amount is due and payable hereunder or under such other Transaction Document, such additional amount in dollars as shall be necessary to enable the Bank to receive the same net amount which it would have received on such due date had no such obligation been imposed upon the Customer. The Customer will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Customer hereunder or under such other Transaction Document.

         8. Transfer of Collateral; Notice of Exclusive Control. Notwithstanding anything contained in the Agreement, the Bank agrees that, unless an Event of Default shall have occurred and be continuing, it shall not (i) transfer all or any part of the Pledged Collateral into the Bank's or its nominee's name and/or
(ii) issue a Notice of Exclusive Control (as such term is defined in the Control Agreement).

         9. Representations and Warranties. The Customer hereby represents and warrants to the Bank that it is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         10. Governing Law; Submission to Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York, excluding the laws applicable to conflicts or choice of law (other than Section 5-1401 of the New York General Obligations Law). THE CUSTOMER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS (AS SUCH TERM IS DEFINED IN THE PLEDGE AGREEMENT) MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE CUSTOMER BY MAIL AT THE ADDRESS SPECIFIED IN THE PLEDGE AGREEMENT. THE CUSTOMER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         The undersigned hereby acknowledges and agrees with the provisions contained in this Rider as evidenced by its execution of this Rider as of the date first above written.

                                       MONTPELIER REINSURANCE LTD.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: